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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                   PURSUANT TO SECTION 12, 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): June 25, 2001 (June 22, 2001)
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                              WESTECH CAPITAL CORP.
             (Exact name of Registrant as specified in its Charter)

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
          DELAWARE                      33-37534-NY                   13-3577716
          --------                      -----------                   ----------
  (State or other jurisdiction     (Commission file number)   (I.R.S. Employer Identification
of incorporation or organization)                                         Number)
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  2700 Via Fortuna, Suite 400,
           Austin, Texas                                          78746
           --------------                                         -----
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (512) 306-8222





                                 Not Applicable
          (Former name or former address, if changed since last report)






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ITEM 5.  OTHER EVENTS.

         At the Annual Meeting of the Stockholders of Westech Capital Corp., a Delaware corporation (the "Company"), held on June 19, 2000, the stockholders, among other things, approved an amendment to the Company's Certificate of Incorporation to effect a 10-for-1 reverse stock of the shares of the Company's common stock (the "Reverse Stock Split"). On June 22, 2001, a Certificate of Amendment was filed with the Secretary of State of the State of Delaware. The effective time of the Reverse Stock Split will be 9am est on June 29, 2001 (the "Effective Time"). Pursuant to the Reverse Stock Split, every ten shares of common stock outstanding as of the Effective Time will, from and after the Effective Time, represent one share of common stock. No fractional shares will be issued in connection with the Reverse Stock Split, and the Company will issue cash in lieu of any fractional shares.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         3.3* Certificate of Amendment to Westech Capital Corp.'s Certificate of Incorporation dated June 22, 2001

         * Filed herewith.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 25, 2001                         WESTECH CAPITAL CORP.


                                      By:  /s/ Kurt J. Rechner
                                           Kurt J. Rechner
                                           Treasurer and Chief Financial Officer


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                              WESTECH CAPITAL CORP.
                                INDEX TO EXHIBITS


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

EXHIBIT
NUMBER         DESCRIPTION
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
 3.3*          Certificate of Amendment to Westech Capital Corp.'s Certificate
               of Amendment dated June 22, 2001
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        * Filed herewith.




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